Exhibit 99.2

NASDAQ: INM 1445 – 885 West Georgia St. Vancouver, BC, Canada V6C 3E8 Tel: +1.604.669.7207 Email: info@inmedpharma.com www.inmedpharma.com

InMed Pharmaceuticals Announces Closing of $5 Million Private Placement Priced At-the-Market under Nasdaq Rules

Vancouver, British Columbia – June 26, 2025 – InMed Pharmaceuticals Inc. (“InMed” or the “Company”) (Nasdaq: INM), a pharmaceutical company focused on developing a pipeline of proprietary small molecule drug candidates for diseases with high unmet medical needs, today announced the closing of its previously announced private placement priced at-the-market under Nasdaq rules for the issuance and sale of 1,952,363 of its common shares (or pre-funded warrants in lieu thereof) and short-term preferred investment options to purchase up to an aggregate of 1,952,363 common shares, at a purchase price of $2.561 per share (or pre-funded warrant in lieu thereof) and associated short-term preferred investment option. The short-term preferred investment option issued in the offering is exercisable immediately upon issuance at an exercise price of $2.436 per share and will expire eighteen months from the effective date of the Resale Registration Statement (as defined below).

H.C. Wainwright & Co. acted as the exclusive placement agent for the offering.

The aggregate gross proceeds to the Company from the offering were approximately $5 million, before deducting placement agent fees and other offering expenses. The potential additional gross proceeds to the Company from the short-term preferred investment options, if fully-exercised on a cash basis, will be approximately $4.75 million.  No assurance can be given that any of such short-term preferred investment options will be exercised. The Company intends to use the net proceeds from the offering to continue pipeline development of its pharmaceutical drug candidates, support commercial sales of rare cannabinoids through its subsidiary BayMedica LLC, and for general working capital purposes.

The securities described above were offered in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”) and Regulation D promulgated thereunder and, along with the common shares underlying the short-term preferred investment options sold in the offering, have not been registered under the Act or applicable state securities laws. Accordingly, such securities may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from such registration requirements. The securities were offered only to accredited investors. Pursuant to a registration rights agreement, the Company has agreed to file one or more registration statements with the SEC covering the resale of the unregistered securities to be issued in the offering (the “Resale Registration Statement”).

The Company also amended certain existing preferred investment options to purchase up to an aggregate of 199,115 common shares that were previously issued in October 2023 and had an exercise price of $16.60 per share, for $0.125 per amended preferred investment option, such that the amended preferred investment options have a reduced exercise price of $2.436 per share.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About InMed:

InMed Pharmaceuticals is a pharmaceutical company focused on developing a pipeline of proprietary small molecule drug candidates targeting the CB1/CB2 receptors. InMed’s pipeline consists of three separate programs in the treatment of Alzheimer’s, ocular and dermatological indications. For more information, visit www.inmedpharma.com.

Investor Contact:

Colin Clancy

Vice President, Investor Relations

and Corporate Communications

T: +1 604 416 0999

E: ir@inmedpharma.com

Cautionary Note Regarding Forward-Looking Information:

This news release contains “forward-looking information” and “forward-looking statements” (collectively, “forward-looking information”) within the meaning of applicable securities laws. Forward-looking statements are frequently, but not always, identified by words such as “expects”, “anticipates”, “believes”, “intends”, “potential”, “possible”, “would” and similar expressions. Such statements, based as they are on current expectations of management, inherently involve numerous risks, uncertainties and assumptions, known and unknown, many of which are beyond our control. Forward-looking information is based on management’s current expectations and beliefs and is subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Without limiting the foregoing, forward-looking information in this news release includes, but is not limited to, statements about: the use of the net proceeds of the offering; the filing of a registration statement by InMed with the SEC covering the resale of the unregistered securities issued in the offering and the exercise of the short-term preferred investment options prior to their expiration.

Additionally, there are known and unknown risk factors which could cause InMed’s actual results, performance, or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking information contained herein. A complete discussion of the risks and uncertainties facing InMed’s stand-alone business is disclosed in InMed’s Annual Report on Form 10-K, in Item 1A. of the Quarterly Report for the period ended March 31, 2025, and other filings with the Securities and Exchange Commission on www.sec.gov.

All forward-looking information herein is qualified in its entirety by this cautionary statement, and InMed disclaims any obligation to revise or update any such forward-looking information or to publicly announce the result of any revisions to any of the forward-looking information contained herein to reflect future results, events or developments, except as required by law.